                              DISTRIBUTOR AGREEMENT

THIS DISTRIBUTOR AGREEMENT is made and entered on this 15th day of June, 2000, by and between Amiable Technologies, Inc., doing business as Scanvec Amiable, a Pennsylvania corporation and Mutoh Industries Ltd. (herein referred to as "DISTRIBUTOR").

RECITALS

A. Amiable Technologies, Inc. is the sole developer and manufacturer of all products specified in this agreement. Amiable Technologies, Inc. desires to develop and establish markets for its products worldwide.

B. DISTRIBUTOR has an established sales organization and desires to purchase Amiable Technologies, Inc. products covered by this agreement for resale and will commit to substantial efforts and resources to the market development and sales of Amiable Technologies, Inc. products.

AGREEMENT

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Appointment of DISTRIBUTOR Amiable Technologies, Inc. hereby appoints "Mutoh Industries, Ltd." a DISTRIBUTOR of products covered under this agreement, subject to the limitations and restrictions set forth in this agreement. DISTRIBUTOR is an independent business entity doing business on its own account, and is not an agent or legal representative of Amiable Technologies, Inc. for any purpose. DISTRIBUTOR shall have no authority to create or assume liabilities, expressed or implied, on behalf of Amiable Technologies, Inc.

2. Products The Products that may be purchased by DISTRIBUTOR for resale under this agreement (herein referred to as COVERED PRODUCTS") are listed in Schedule I attached to this agreement. Amiable Technologies, Inc. specifically reserves the right to exclude any of its products from this agreement, unless they appear in Schedule I.

3. Market and Territory The DISTRIBUTOR may only sell COVERED PRODUCTS under this agreement within Japan (herein referred to as "TERRITORY").

4. Obligation of DISTRIBUTOR The DISTRIBUTOR shall use its best efforts to sell and promote the sale of COVERED PRODUCTS in the TERRITORY and shall use its best efforts to achieve certain sale goals to be established from time to time by Amiable Technologies, Inc. As part of such efforts, DISTRIBUTOR agrees to the following:

      (a) Amiable Technologies, Inc. will sell [information redacted]## Not-For-Resale (NFR) demonstration units of COVERED PRODUCTS to the DISTRIBUTOR at a special price of [information redacted]## for each computer platform type (Macintosh or IBM-compatible) the DISTRIBUTOR intends to resell. Demonstration units are not for resale and cannot be resold to end users at any time for any reason. The DISTRIBUTOR agrees to keep all demonstration units in good operational condition and available for demonstrations to customers at the DISTRIBUTOR business site at all times for as long as this contract is in effect.

      (b) The DISTRIBUTOR also agrees to purchase COVERED PRODUCTS in accordance to the prices specified in Schedule I.

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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DISTRIBUTOR AGREEMENT                                                         1

      (c) The DISTRIBUTOR also agrees to send at least one representative to an Amiable Technologies, Inc. office for complete system training. If Amiable Technologies, Inc. concludes the DISTRIBUTOR is capable of representing COVERED PRODUCTS without comprehensive training, this requirement may be waived by Amiable.

      (d) The DISTRIBUTOR will diligently and fairly represent and promote COVERED PRODUCTS, and use its best efforts to sell the products. The DISTRIBUTOR agrees to promptly pursue any potential buyers of the Covered Products suggested to the DISTRIBUTOR by Amiable Technologies, Inc. It being understood that Amiable is under no obligation to provide any such referrals. If Amiable Technologies, Inc. determines, in its sole judgment, that the DISTRIBUTOR failed to observe these obligations, Amiable Technologies, Inc. reserves the right to terminate this agreement immediately.

      (e) The DISTRIBUTOR agrees to provide service and support to the reseller at a level set by Amiable Technologies. Inc.

      (f)   The DISTRIBUTOR shall process all reseller orders promptly.

      (h) The DISTRIBUTOR shall not alter, remove or tamper with any Trademarks, numbers or any means of identification used on or in relation to COVERED PRODUCTS, nor shall the DISTRIBUTOR have any rights to Amiable Technologies, Inc. trade names or trademarks.

      (i) The DISTRIBUTOR agrees not to localize, translate, or otherwise alter COVERED PRODUCTS without the express written consent of Amiable Technologies, Inc. Only upon express written consent will Amiable Technologies, Inc. provide materials and technical assistance to localize or translate COVERED PRODUCTS. Amiable Technologies, Inc. retains the rights to all products localized, translated, or derived from any of its COVERED PRODUCTS and associated materials

5.    Obligation of Amiable Technologies. Inc.

      (a) Amiable Technologies, Inc. shall provide technical assistance to the DISTRIBUTOR to facilitate sales; the extent of such technical assistance is to be determined by the sole judgment of Amiable Technologies, Inc.

      (b) At the DISTRIBUTOR's option, Amiable Technologies, Inc. shall provide training on Amiable Technologies, Inc.'s premises to a qualified employee(s) of the DISTRIBUTOR in matters relating to COVERED PRODUCTS and their marketing. Such services to be provided by Amiable Technologies, Inc. shall be free of charge but the DISTRIBUTOR shall be responsible for all salaries and other employment costs of any and all traveling accommodations and other expenses incurred by employees of the DISTRIBUTOR who are sent to Amiable Technologies, Inc. premises including all costs and expenses of workers' compensation and other insurance coverage for such employees.

6.    Orders and Shipments

      (a) All orders of COVERED PRODUCTS should be made with the DISTRIBUTOR's written purchase order. The purchase order document must specify items by Amiable Technologies, Inc. product or part number, description, quantity, price and desired delivery schedule. Within 5 business days after receiving the purchase order document, Amiable Technologies, Inc. will notify the DISTRIBUTOR of the acceptance of the order and the shipping schedule. Amiable Technologies, Inc. shall use its best efforts to comply with the DISTRIBUTOR's desired delivery schedule. The DISTRIBUTOR can initiate purchase orders by telephone or FAX to facilitate the delivery schedule; however, such orders must be followed by the regular purchase order document immediately. Verbal orders without a follow up document can be deemed invalid; however, the DISTRIBUTOR can be held responsible


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DISTRIBUTOR AGREEMENT                                                          2
            for verbal orders at the option of Amiable Technologies, Inc.

      (b) COVERED PRODUCTS ordered must be scheduled for shipment within 30 days. The DISTRIBUTOR can request a rescheduling of the shipping date by written notice. Such a rescheduling notice has to be received by Amiable at least 5 business days prior to the previously scheduled dates. The DISTRIBUTOR cannot request rescheduling so that the shipping date will be past 30 days from the original purchase order. Notice of rescheduling resulting in a shipment date past the 30-day period can be regarded as a cancellation of the order at the option of Amiable Technologies, Inc.

      (c) Amiable Technologies, Inc. shall make reasonable efforts to ship COVERED PRODUCTS in accordance with the shipping schedule. Amiable Technologies, Inc., however, shall not be liable for any loss of business or profits, or damages to the goodwill of the DISTRIBUTOR, which might be caused by any delays of shipment.

      (d) DISTRIBUTOR is responsible for reimbursement of all transportation and insurance costs incurred by shipment of COVERED PRODUCTS to the DISTRIBUTOR.

7. Cancellation In the event the DISTRIBUTOR wishes to cancel an order or part of an order, a written cancellation order must be received by Amiable Technologies, Inc. at least 10 days prior to the scheduled ship date. Cancellations notices received within 10 days of the scheduled shipment are subject to a cancellation charge of 15 percent of the aggregate net price for the items canceled Cancellation notices received in less than 10 days of thc scheduled shipment may be deemed invalid by Amiable.

8. Price The DISTRIBUTOR shall pay the prices set by Amiable Technologies, Inc., the initial prices being those indicated in Schedule I. All COVERED PRODUCTS are shipped F.O.B. Philadelphia, Pennsylvania, unless otherwise noted. Amiable Technologies, Inc. shall not be responsible for loss or damage incurred to COVERED PRODUCTS after shipment from F.O.B. point. Amiable Technologies, Inc. reserves the right to change prices at any time upon giving thirty (30) days notice to the DISTRIBUTOR.

9. Payment The DISTRIBUTOR agrees to remit funds necessary to purchase the COVERED PRODUCTS indicated in Schedule I and as instructed by Amiable Technologies, Inc. The initial order, under this Agreement, must be paid upon the delivery of the COVERED PRODUCTS specified in the DISTRIBUTOR'S Purchase Order. For subsequent purchases, the DISTRIBUTOR shall pay all invoices from Amiable Technologies, Inc. net 30 days based on the date of the shipment. Payments shall be made in U.S. dollars by wire transfer of immediately available funds, to the bank account of Amiable Technologies, Inc. located at Sovereign Bank, Philadelphia, Pennsylvania, Accout number 14-1420-7057, Routing number 231 372 691.

10. Transfer of Title Title to the COVERED PRODUCTS AND risk of loss or damage to the COVERED PRODUCTS, as well as the responsibility to insure, shall pass to the DISTRIBUTOR upon Amiable Technologies, Inc.'s delivery of goods to a carrier at the F.O.B. point.

11.   Warranty; Limitation on Liability

      (a) Amiable Technologies, Inc. warrants all COVERED PRODUCTS to be free of material defects in materials and workmanship under normal commercial use for a period of thirty (30) days from the date of installation. If no date of installation is on record with Amiable Technologies, Inc., the warranty period starts at the date of shipment to the DISTRIBUTOR.

      (b) Any warranty offered by Amiable Technologies. Inc. is limited to repair or replacement of the COVERED PRODUCTS at Amiable Technologies, Inc.'s option.


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DISTRIBUTOR AGREEMENT                                                          3

      (c) Malicious damage, damage caused by unauthorized alterations or copying or damage caused by unauthorized installation of COVERED PRODUCTS shall not be covered by this warranty.

      (d) Amiable Technologies, Inc. shall, in no event, have any obligation or liability to any DISTRIBUTOR, buyer, or customer of its COVERED PRODUCTS or any other person for loss of business, loss of profits, loss of use, or any other incidental or consequential damages, even if Amiable Technologies, Inc. has been advised of the possibility thereof, arising from or in connection with the sales, delivery, use, repair or performance of any of the COVERED PRODUCTS except as provided in sections 13(e) and 17(c), DISTRIBUTOR'S exclusive remedy against, and the total liability of Amiable Technologies, Inc., if any, for damages under this Agreement shall be limited to the extent set forth in paragraph 11(b).

      (e) Except for paragraphs 11(a) and 13 (e), Amiable Technologies, Inc. hereby disclaims all other warranties or guarantees with respect to the subject matter of this Agreement, whether statutory, written, oral, express or implied including, without limitation, any warranty of merchantability, suitability or fitness for a particular purpose.

12. Return of Products Any return of material or products to Amiable Technologies, Inc. for any reason has to be authorized by Amiable Technologies, Inc. prior to shipment. Upon such authorization, Amiable Technologies, Inc. shall issue a Return Material Authorization Number (RMA Number) or a specific return. Returns will not be accepted unless accompanied by an RMA number.

13.   Independence of Business

      (a) Amiable Technologies, Inc. and the DISTRIBUTOR are each an independent entity, each conducting its own business on its own account. The DISTRIBUTOR is not an agent of Amiable Technologies, Inc. The DISTRIBUTOR shall assume all liabilities arising from sales activities and the demonstration of products, including but not limited to liabilities arising from the use of automobiles by its staff.

      (b) The DISTRIBUTOR may imprint their name and address in the appropriate space on Amiable Technologies, Inc. promotional literature.

      (c) The DISTRIBUTOR shall not engage itself in activities which can be construed to be detrimental to the reputation of Amiable Technologies, Inc. or its products.

      (d) The DISTRIBUTOR can use logos, trademarks and names and symbols of Amiable Technologies, Inc. in connection with the promotion and sale of COVERED PRODUCTS; but such use will be subject to prior consent of and control by Amiable Technologies, Inc. in order to protect the ownership or rights to same.

      (e) Amiable Technologies, Inc. warrants that it has exclusive rights to the COVERED PRODUCTS and that the use of the COVERED PRODUCTS, by itself, shall not infringe any patent or copyright pertaining to the COVERED PRODUCTS. Notwithstanding paragraph 11(b) to the contrary, Amiable Technologies, Inc. agrees, at its own expense, to: (i) defend DISTRIBUTOR against or, at its option, settle any claim, suit or proceeding brought against DISTRIBUTOR on the issue of United States patents or copyright infringement with respect to the COVERED PRODUCTS; and (ii) pay DISTRIBUTOR any reasonable cost, damages and reasonable attorney's fees that DISTRIBUTOR is found liable for (other than attorneys' fees incurred by DISTRIBUTOR) as the result of any lawsuit based on such a claim, such amount not to exceed One Hundred Thousand Dollars ($100,000); provided that, Amiable Technologies, Inc. (I) is notified immediately after DISTRIBUTOR receives notice of such claim; (ii) is soley in charge of the defense of any settlement negotiations with respect to such claim; and (iii) has the right, upon either the occurrence of, or the likelihood (in the opinion of Amiable) of occurrence of a finding of infringement, to (a) procure for DISTRIBUTOR the right to continuing using the COVERED PRODUCTS; or (b)


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DISTRIBUTOR AGREEMENT                                                          4
            replace the COVERED PRODUCTS with other equivalent, non-infringing software. DISTRIBUTOR may also be represented at its own expense by counsel of its choice in such defense and negotiations to the extent it is a party or may be adversely affected thereby. Amiable assumes no responsibility for any product not supplied by it, or for any products supplied by it, which has been changed, modified, adapted or refitted without the express authorization in writing from Amiable.

      (f) The DISTRIBUTOR shall not engage in any activities that facilitate the copying, reproduction or unlawful use of any of Amiable Technologies, Inc.'s COVERED PRODUCTS. DISTRIBUTOR must report any evidence of such acts immediately to Amiable Technologies, Inc. Any reproduction or attempted reproduction of Amiable Technologies, Inc.'s intellectual property including software is illegal and will be immediately forwarded to the proper authorities for prosecution to the full extent of the law.

14. Terms Unless earlier terminated pursuant to paragraph 15, the terms of this agreement shall be in full force and affect until one (1) year from the date on which this Agreement is signed by Amiable Technologies Inc. (page 7) and may be extended upon mutual written agreement of both parties.

15.   Termination

      (a) This agreement may be terminated by Amiable Technologies, Inc. upon giving thirty (30) day's written notice delivered by registered mail to the DISTRIBUTOR if any of the following events occur:
            (i) The breach by the DISTRIBUTOR of any provisions of this agreement.
            (ii) The DISTRIBUTOR shall file or has been filed against it any petition under any bankruptcy or insolvency law.
            (iii) The DISTRIBUTOR commits any act or deed, which in Amiable
                  Technologies, Inc.'s or its legal counsel's opinion, is detrimental to the business interests of Amiable Technologies, Inc.

      (b) This agreement may be terminated by either party without cause, upon sixty (60) days written notice to the other party, delivered by registered mail.

      (c) Neither Amiable Technologies, Inc. or the DISTRIBUTOR shall, by any reason of the termination of this agreement, be liable to the other party for compensation, reimbursement or damages on account of loss of prospective profits or anticipated sales, or on account for investment or commitment in connection with the business or on the loss of goodwill.

16. Rights of Termination Upon the DISTRIBUTOR's receipt of notice of termination of this agreement for any reason:

      (a) The DISTRIBUTOR's unpaid invoices from Amiable Technologies, Inc. shall become due immediately regardless of the original payment terms.

      (b) The DISTRIBUTOR shall remain liable for all its obligations to make any payments, even if invoiced after the effective date of such termination.

      (c) The DISTRIBUTOR shall cease any activities to sell or promote COVERED PRODUCTS, except to the extent necessary to sell any remaining inventory.

      (d) The DISTRIBUTOR will promptly return all demonstration units and promotional literature provided by Amiable Technologies, Inc.


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DISTRIBUTOR AGREEMENT                                                          5

17.   Confidentiality.

      (a) Information. During the term of this Agreement, each party may have or may be provided access to the other party's confidential information and materials. All such information shall be retained in confidence in accordance with the terms of this Agreement. Further, neither party shall (except as expressly authorized herein during the term of this Agreement), either during the term of this Agreement or after its termination or expiration, use, publish or disclose or cause or permit anyone else to use, publish or disclose any such information, unless the disclosing party can show by written evidence that such information was known to it at the time of receipt thereof from the other party, or until such information becomes publicly available through no fault of the disclosing party, and except as disclosure may be required by or pursuant to, applicable federal, state, municipal or local laws, rules or regulations, or other act or order of any court, government or governmental agency, as to which the disclosing party shall give the party whose information is being disclosed prompt notice, and with whom the disclosing party shall consult on the possibility of seeking a protective order or other means to preserve the confidentiality of the information required to be disclosed.

      (b) Termination. Upon Termination or expiration of this Agreement, each party shall either return all copies of any confidential information of the other party described in paragraph 17(a) in such first party's possession or control, or certify in writing that all such tangible information has been destroyed.

      (c) Remedy. Each party recognizes and acknowledges that the other party would not have any adequate remedy at law for the breach by the other party of any one or more of its obligations contained in this paragraph 17(c), and agrees that in the event of any any such actual or potential breach, the non-breaching party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the other party therefrom.

18. Governing Law This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties agree to the jurisdiction of any disputes in the Commonwealth of Pennsylvania without regard to conflicts of law principles.

19. Assignability Amiable Technologies, Inc. shall have the right to assign this agreement to its successors or to any other party capable of, in its opinion, carrying out the obligations of Amiable Technologies, Inc. hereof. The DISTRIBUTOR must obtain a written consent from Amiable Technologies, Inc. to assign this agreement to any other person or corporation. Amiable Technologies, Inc. in its sole judgment, can decline to consent to any such assignment, with or without cause. A significant change in the ownership of a DISTRIBUTOR shall be interpreted as an assignment of this agreement.

20. Entire Agreement This agreement constitutes the entire agreement and understanding between the parties concerning the matters herein and supersedes all prior or contemporaneous agreements and understandings.

21. Severability and Non-waiver of Rights If any provision of this agreement is held invalid by any court, government agency or regulatory body, the other provisions shall remain in full force and effect. The failure of either party to enforce at any time any of the provisions of this agreement or to require the performance of the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions nor the validity of this agreement or any part thereof.

22. Captions and Headings The captions and headings contained in this agreement have been employed for convenience of reference only and do not constitute a part of this agreement.

23. Notices All notices and other communications hereunder shall be sent by the parties by registered or certified mail, with return receipt requested, as follows:


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DISTRIBUTOR AGREEMENT                                                          6

a) If to Amiable Technologies, Inc.:          Amiable Technologies, Inc.
                                              International Plaza Two, Suite 625
                                              Philadelphia, PA 19113-1518
                                              Attn.: President

(b)    If to the DISTRIBUTOR:                 Mutoh Industries Ltd.
                                              3-1-3 Ikejiri,
                                              Setagaya-Ku. Tokyo
                                              Japan
                                              Attn: Image & Information Division


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DISTRIBUTOR AGREEMENT                                                          7

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year written below:

       Amiable Technologies, Inc.              Mutoh Industries Ltd.
       International Plaza Two                 3-1-3   Ikejiri
       Suite 625                               Setagaya-Ku, Tokyo
       Philadelphia, PA 19113-1518             Japan


       Signature: /s/ Ramon Harel               /s/ Ryotaro Tokushima
                  ------------------------      -------------------------------
       Name:      RAMON HAREL                   RYOTARO TOKUSHIMA
                  ------------------------      -------------------------------
       Title:     PRESIDENT                     SENIOR MANAGING DIRECTOR
                  ------------------------      -------------------------------
       Date:      JULY 12, 2000                 JULY 7, 2000
                  ------------------------      -------------------------------


Schedules Attached : I


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DISTRIBUTOR AGREEMENT                                                          8

                                   SCHEDULE I

1.    COVERED PRODUCTS
      Mutoh RJ Personal Edition

2.    PRICING
      Mutoh RJ Personal Edition Japanese        [Information redacted]##
      The pricing above includes the 2 Morisawa fonts that are required to bundle in Japan.

3.    INITIAL PURCHASE ORDER
      DISTRIBUTOR agrees to submit an initial purchase order of [information redacted]## units of COVERED PRODUCTS upon the signing of this contract.

4.    MINIMUN QUANTITY PER ORDER
      DISTRIBUTOR agrees to purchase a minimum quantity of [information redacted]## units per order.

5.    PACKAGING, CD AND MANUAL DUPLICATION
      DISTRIBUTOR agrees to package and, duplicate the CD and the manual.


-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


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DISTRIBUTOR AGREEMENT                                                          9